                                  SCHEDULE 14A                  File # 2-74436
                                                                File # 811-3287

                     Information Required in Proxy Statement
                                REG. 240.14a-101

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           NEW ALTERNATIVES FUND, INC.
                (Name of Registrant as Specified In Its Charter)

 ...............................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee ( Check the appropriate box):
[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1) Title of each class of securities to which transaction applies:

       ........................................................................
       (2) Aggregate number of securities to which transaction applies:

       ........................................................................
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the mount on which the filing fee is calculated and state how it was determined):

       ........................................................................
       (4) Proposed maximum aggregate value of transaction:

       ........................................................................


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       (5) Total fee paid:

       ......................................................................
[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously paid:

       ........................................................................
       (2) Form, Schedule or registration Statement No.:

       ........................................................................
       (3) Filing Party:

       ........................................................................
       (4) Date Filed:

       ........................................................................





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                         THIS IS A VERY SPECIAL PROXY.

    FOR THE FIRST TIME WE ARE SEEKING TO AMEND ITEMS THAT REGULATE OUR FUND.

 ITEMS 3 AND 4 REPRESENT CHANGES IN THE PRACTICES OF THE FUND. FIFTY PERCENT OF SHAREHOLDERS MUST VOTE AND 67% OF THE VOTES MUST SUPPORT THE PROPOSITIONS FOR
                   THE CHANGES TO BE EFFECTIVE. PLEASE VOTE.

                          NEW ALTERNATIVES FUND, INC.
            150 BROADHOLLOW ROAD, SUITE 306, MELVILLE, NEW YORK 11747

                          NOTICE OF 1998 ANNUAL MEETING

Notice is hereby given that the 1998 Annual meeting of Shareholders (the "meeting") of New Alternatives Fund, Inc. (the "Fund") will be held at *173 West Boathouse Lane, West Bayshore, New York 11706 on September 25th, 1998 at 7:30 P.M. for the following purposes:

ITEM 1. To elect eight Directors to serve for the ensuing year.

ITEM 2. To consider and act upon a proposal to ratify the Directors selection of Kenneth D. Katz as independent certified public accountant of the Fund for its fiscal year ending December 31, 1998.

ITEM 3. To consider and act upon a Proposal to Amend Item 16 of the Fund Statement of Additional Information which currently prohibits the purchase of securities outside of the United States. The amendment would provide that up to 15% of the fund's assets at time of investment could be made in foreign securities, where substantial information concerning such companies was available in the English language and where trading was available to the fund in United States Currency. The directors reasoning in support of this change is described below at (page 8)

ITEM 4. To consider and act upon a Proposal to Amend the Fund Investment Philosophy (as set forth in the prospectus) which prohibits investing more than 25% of fund assets in companies not listed on the New York Stock Exchange or the American Stock Exchange. The amendment would terminate this provision. The director reasoning in support of this change is described below at (page 8)

ITEM 5. To transact such other business as may properly come before the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. Shareholders who do not expect to attend the meeting in person ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY in the envelope provided. The enclosed proxy is being solicited by the Directors of the Fund.

Melville, N.Y.                                         Maurice L. Schoenwald
Dated: July 31, 1998                                   Secretary.


  *FOR INFORMATION ON HOW TO GET THERE; CALL THE OFFICE AT (800) 423-8383


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                                 PROXY STATEMENT

                           NEW ALTERNATIVES FUND, INC.
                150 BROADHOLLOW ROAD - MELVILLE, NEW YORK, 11747

                                  INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Directors of New Alternatives Fund, Inc. (the "Fund"), a New York Corporation, to be voted at the 1998 Annual meeting of Shareholders of the Fund (the "meeting"), to be held at 173 West Boathouse Lane, West Bayshore, New York 11706 on September 25th, 1998 at 7:30 P.M. The approximate mailing date of this Proxy Statement is August 14, 1998.

All properly executed Proxies received prior to the meeting will be voted by the attending directors ,acting as proxies, at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted for the election of all eight nominees for Directors, and for the ratification of the selection of the accountant.

Any proxy may be revoked at any time prior to the exercise thereof by giving notice to the Secretary of the Fund.

The Directors have fixed the close of business on July 31, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held. As of July 31, 1998, the Fund had 1,184,627.4 shares. To the best knowledge of the Fund, there is no owner or beneficial owner of the fund of more than five percent of its outstanding shares.

Management of the Fund knows of no business other than that mentioned in the Notice of meeting which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement.

A complete list of the shareholders of the Fund entitled to vote at the meeting will be available and open for the examination of any shareholder of the Fund for any purpose germane to the meeting during ordinary business hours from and after July 31, 1998, at the office of the Fund, 150 Broadhollow Road, Melville, New York, 11747.

                         ITEM # 1. ELECTION OF DIRECTORS

At the meeting, eight Directors will be elected to serve until the next Annual meeting of Shareholders and until their successors are elected and qualified. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of those persons listed below selected by each shareholder on his/her proxy. The proxy provides a place to vote to elect all the nominated Directors.

The proxy also provides a method for denying your vote for one or more existing Directors.

Each nominee listed below has consented to serve as a Director. The Directors of the Fund know of no reason why any of these nominees would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Directors may recommend.

Certain information concerning the nominees is set forth as follows:
-------------------------------------------------------------------------------

Name and Address            Age and Principal Occupations             Director        Shares of nominee
                            During Past Five Years                    Since           owned or beneficially
                                                                                      Owned at 07/31/98

Maurice L. Schoenwald*      Age 78, member of New York (1947) and     1981            5229
5270 Gulf of Mexico Drive,  Florida (1978) Bar; Fund Chairman
Longboat Key                and Founder; former faculty, Hofstra
                            University; author financial
                            publications

David J. Schoenwald*        Age 48, member of New York Bar (1969);    1981            3001
14 Strawberry Lane          Fund founder, formerly reporting staff
Huntington, NY              of Newark Star Ledger, now member
                            Schoenwald & Schoenwald PC; son of
                            Maurice Schoenwald

Daniel Wolfson              Age 38; Resource Manager,                 1995             263
HCR 68                      Farm & Wilderness Foundation,
Woodstock, VT               Plymouth, VT. Developed forest &
                            Wildlife habitat for conservation area.
                            B.S. Environmental Studies, Hampshire
                            College. M.S. Resource Management,
                            Antioch University. Presently medical
                            student University of Vermont.

Sharon Reier                Age 50; Financial Journalist              1981             812
Rue Lord Byron              contributing to Business Week &
Paris, France               International Herald Tribune;  Former
                            Regional Editor Financial World
                            Magazine; Former Editor with Board Room;
                            Former contributing editor Institutional
                            Investor; formerly staff of Forbes and
                            American Banker.

Dorothy Wayner              Age 60; MBA, Pres. of Dwayner/            1981            1338
East 58th St.               Communications/ Advertising and
New York, NY                Publishing, NY; MBA-New York Univ.
                            member and former officer of and board
                            director of Advertising Women of
                            New York, a private organization;
                            President Kaleidoscope Kids, Inc., a
                            non-profit organization promoting
                            creativity for middle school kids

Lee Clayton                 Age 71; RN, M.S.  First Fund Investor     1981             564
160 Sweet Hollow Rd         First Fund Investor; Member Sierra Club
Huntington, NY              and Nature Conservancy.

                                                                              3


Arthur G. Kaplan            Age 75, Admitted to practice law          1981             248
215 Green Ridge             New York (1951), Oregon (1956),
Lake Oswego, OR             District of Columbia (1959),
                            formerly: Oregon Assistant Attorney
                            General; Assistant Counsel to U.S. Senate
                            Subcommittees Special Counsel Curtiss
                            Publishing Co.; retired as Director of
                            Enforcement, Office of Anti-boycott
                            Compliance, U.S. Department of Commerce.

 Dudley Clayton             Age 75, Graduate Education in             1990             564
 160 Sweet Hollow Rd        Horticulture Present Director &-retired
 Huntington, NY             superintendent of Pinelawn Memorial Park.
                            Outdoors-man and environmentalist.

  * (1) Interested person, as defined in the Investment Company Act of 1940. Maurice L. Schoenwald is Secretary and minority shareholder of Accrued Equities Inc., the Advisor. David Schoenwald is majority shareholder and President of Accrued Equities, Inc.

Compensation Table for Fund Directors and Fund Paid Staff
Fund Staff Earning More Than $60,000. from fund.                       :None
Annual Total Compensation of Each Director.                            :$300.00
Income of Directors from other mutual funds.                           :None
Compensation From Fund of Directors part of manager.                   :None
Retirement Benefits from Fund for staff or Director.                   :None
Pension Benefit from Fund for staff or Director                        :None
Total Annual Benefit from Fund of any Director from any Fund Source.   :$300.00
Total Annual Benefit from Fund of any employee
or officer of Fund including officer Directors.                        :None

Compensation of Directors and Officers. A Three hundred-dollar fee was paid to each "uninterested" director by the Fund for the preceding year. No compensation was paid to the "interested" Directors and Officers. No other compensation is or was paid. Interested officers and directors are paid by the manager. Coach travel expense to a directors meeting which exceeds 500 miles will be paid to the extent that the expense is incurred.

Meetings: The Directors met twice during the preceding fiscal year. The last 1997 meeting was held on September18, 1997. The Directors met once during the current fiscal year, on June 26, 1998. The meeting was devoted to the review and study of operations. The directors voted for the inclusion of the resolutions proposed herein and for selection of the annual meeting date . There were also informal meetings and telephone discussions.

Committees: There is an executive committee consisting of Maurice L. Schoenwald and David Schoenwald. This committee informally consults with the directors and manages administrative matters.

The present Directors were elected by the shareholders at a meeting held on September 18, 1997. There were 630,196 or 56% of the outstanding shares represented at the meeting and 98.5% or more of those cast were voted for each Director.

Share Ownership: At July 31, 1998, the Directors and Officers of the Fund as a group owned an aggregate of 11,519 shares or .97% of the outstanding shares of the Fund.

         ITEM #2. SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Directors of the Fund, including all of the Directors who are not interested persons of the Fund, have selected the firm of Kenneth D. Katz P.C., independent certified public accountant, to examine the financial statements of the Fund for the fiscal year ending December 31, 1998. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the shareholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountant.

Kenneth D. Katz P.C. also acts as independent certified public accountant for Accrued Equities, Inc., the advisor and distributor, and has been the accountant since founding of the fund.

Audit services performed by Kenneth D. Katz P.C. during the fiscal year most recently completed included examinations of the financial statements of the Fund, services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting and financial reporting. A fee of $4,015.00 for audit services was paid by the Fund to Kenneth Katz P.C. for the fiscal year ended December 31, 1997. Kenneth D. Katz P.C., C.P.A. maintains offices at 64 North Park Ave., Rockville Center, New York, 11570.

                     DATA CONCERNING THE INVESTMENT ADVISOR

Accrued Equities, Inc. (the "Investment Manager/Advisor") acts as the investment Manager/Advisor for the Fund and provides the Fund with management/advisor services pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). The agreement was approved by the directors, including all of the directors who are not interested persons of the Fund, on September 18, 1997. Accrued Equities Inc. has acted as the investment manager/advisor for the Fund since September 3, 1982, when the Fund commenced operations.

In their consideration of this matter, the Directors studied information relating to, among other things: the size of the Fund and the contributions of the Fund advisors to operating costs and needs, the quality, extent and value of the services provided to the Fund by Accrued Equities, Inc., comparative data with respect to the advisory and management fees paid by other funds of comparable type and size, the operating expenses and expense ratio of the Fund as compared to other such funds, the performance of the Fund as compared to the performance of other comparable environmental oriented and socially responsive environmental funds, the special knowledge of alternative energy of Accrued Equities, Inc.(the only fund advisor presently known to concentrate in alternative energy) and data relating to the costs incurred by Accrued Equities Inc. in providing advisory, administrative, processing and other services to the Fund and its shareholders.

Accrued Equities, Inc., a New York corporation, presently provides management and distribution services only to the Fund. For the fiscal year ended December 31, 1997 the advisor received $282,694.68 from the Fund pursuant to the advisory agreement, representing an annual rate of advisory fee of .77% of average net assets. David J. Schoenwald, President and Director of the Fund is the majority shareholder of Accrued Equities and Maurice L. Schoenwald Secretary and Treasurer and Chairman of the Board of Directors of the Fund is a minority shareholder of Accrued Equities, Inc.. Accrued Equities, Inc. is the

Investment Advisor and principal underwriter of the Fund. Maurice L. Schoenwald owns directly and beneficially 5229 shares of the fund amounting to 0.44%. David Schoenwald owns 3001 shares of the fund amounting to 0.25% of the outstanding shares of the fund as of July 31, 1998.

The Directors have noted that Maurice and David Schoenwald are the founders of the Fund. This is their sole public financial enterprise.

The business address of the Advisor and its principal executive office is 150 Broadhollow Road, Suite 306 Melville, New York 11747.

                     TERMS OF INVESTMENT ADVISORY AGREEMENT

The management/advisory Agreement provides that the Investment Advisor shall advise and manage the investment and reinvestment of the assets of the Fund and administer its business and affairs, subject to the overall supervision of the Fund's Board of Directors. The Manager also pays the compensation of such of the Fund's Officers and Directors who are affiliated with the Manager and all advertising and promotional expense.

Under said Agreement, the Manager receives a monthly fee from the Fund at the following annual rates based on the average net assets of the fund at the end of each month:

                       ANNUAL RATE            ASSETS
                  1%................... First $10 million
                .75%................ Amounts over $10 million
                0.5%................ Amounts over $30 million
               0.45%................ Amounts over $100 million

In addition to the management/advisory fee, the Fund pays (or may pay) other expenses incurred in its operation including, among others, taxes, brokerage commissions, fees and expense of Directors who are not affiliated with the Advisor, securities registration fees, charges of custodians, price reporting, bookkeeping, accounting, proxy, transfer, dividend disbursing and reinvestment expenses, auditing and legal expenses, the typesetting costs involved in the printing of the Prospectus sent to existing share owners, costs of share owners' reports, an equitable portion {if charged} of shareholder services to the extent that such services may be rendered directly by the manager including, staff, office expense, office space, and postage and telephone expense and the cost of corporate meetings. Sales expenses, including the cost of printing prospectii for distribution to non-shareholders are paid for by the Manager.

Under the Management/Advisory Agreement, if total expenses of the Fund for any fiscal year, including the management fee, but excluding interest, taxes, brokerage commissions and extraordinary expenses which may be excluded by state laws, exceed the applicable expense limitation set by state regulations in those states in which the company may make regular sales, the Manager will reduce its compensation by the amount by which such expenses exceed state limitations. The Fund, at present, will not offer its shares in states with expense limits of lower than two percent (2%) of net asset value.

The Management/Advisory Agreement must be approved each year by either (a) a vote of the Board of Directors of the Fund, including a majority of the independent directors, or (b) a vote of the share owners. Any changes in the terms of the Management Agreement must be approved by the share owners. The Management Agreement may be terminated upon its assignment. In addition, the Management Agreement is terminable at any time without penalty by the Board of Directors of the Fund or by a vote of the holders of a majority of the Fund's outstanding shares (as defined above) on sixty (60) days' notice to the Manager and by the Manager on sixty (60) days' notice to the Fund.

The Manager receives no remuneration from any broker through whom shares are purchased and no benefit except published reports from the broker and from other published sources, which are furnished without charge. It is believed that the same materials are available to any customer of the broker on request. This data is furnished to the manager by mail, fax or telephone. The aggregate of brokerage commissions paid by the fund for the purchase and sale of portfolio securities for the year ending December 31, 1997 was $73,354.

             DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS:

On September 23, 1981, the Fund entered into a principal distribution agreement with Accrued Equities, Inc. with respect to the continuous offering of shares of the Fund. Accrued Equities, Inc. has acted as the distributor since that time. On September 18, 1997, the Directors, including all the non-interested Directors, approved the continuance of the Distribution Agreement, and approved amendment thereof consisting of a technical amendment terminating the underwriting agreement in the event of the assignment of the underwriting agreement.

           ITEM #3. THE RECOMMENDATIONS OF THE DIRECTORS CONCERNING PROPOSED CHANGES AS TO AUTHORIZING CERTAIN FOREIGN INVESTMENT

We presently have no shares of companies incorporated outside of the United States. The principal reason that the managers originally adopted this policy, on founding the fund in 1982, was that foreign companies did not always supply the same kind of information as US companies. We lacked the staff to read foreign languages and visit foreign countries. We were also concerned with keeping track of a host of foreign currencies.

This policy denied us a number of attractive investments. For example, we did not buy the shares of Ballard, a Canadian company, making fuel cells. Ballard is traded on the NASDAQ stock exchange in dollars and reports just as well as any U.S. company. This is true of other companies that have attracted our interest. They often trade as US deposited shares, "ADR's." Plentiful information is available about these companies. They are traded in US dollars.

We are proposing to permit investment of up to 15% of assets in companies which have information reports that we see as readable as US reports, that are easily traded in US dollars and where daily pricing information is publicly available.

When the fund was founded, we did not perceive that there was wide availability of materials about certain groups of non U.S. companies and that they were actively traded in US dollars in New York markets. Perhaps things have changed since 1982. In any case it is true now and we perceive it. We think we need to be able to buy companies that are leaders in the environment and alternative energy outside the United States.

We will not be proposing to take courses in Chinese or to make trips to China or other remote or exotic locations. We are proposing to include foreign investments where there is active trading on U.S. exchanges and substantial information in English. Of course our orientation to alternate energy and the environment and our social concerns will remain the same.

           ITEM #4. THE RECOMMENDATIONS OF THE DIRECTORS CONCERNING
       RESTRICTIONS ON PURCHASE AND SALE OF STOCKS ON ALTERNATIVE STOCK
                                   EXCHANGES

When we started the Fund, we perceived a hierarchy of stability: 1. The New York Stock Exchange. 2. The American Stock Exchange. 3. NASDAQ. We limited ourselves. We required putting at least 75% of our investments in the New York or American exchanges. Then, 1982, they were numbered 1 and 2. This was intended to reduce risk.

Over the years NASDAQ has grown larger, in the number of companies traded, than the American Exchange and in other respects is seen by many investors as number "2" with the American Exchange now as number "3". The format of listings in publications such as the New York Times appears to confirm the change of status.

Now, it is likely that NASDAQ and the American Exchange, will merge. It is also expected that other US exchanges will be incorporated in this merger. We have no idea as to which or what name will be used. Irrespective of the new name, it is our present intent to treat them, after a merger, as if they were both part of the former number 2 , the American Exchange. We believe that in the event of a merger we might not require a vote. However, we believe that we can avoid remote regulatory conflicts and other questions by asking our shareholders to approve this change which will make distinctions between various US stock exchanges obsolete and non-binding on the fund or its board and managers.

                      PENDING LITIGATION AND LEGAL MATTERS

                                     -None-

                             ADDITIONAL INFORMATION

The expense of printing and mailing of the proxy and notice of proxy will be borne by the Fund. In order to obtain the necessary quorum at the meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund.

It is anticipated that the cost of such supplementary solicitation, if any, will be nominal. The most recent annual report, December 31, 1997 and the existing by laws are incorporated here by reference. Copies will be sent promptly and without charge to shareholders upon a request by phone (800) 423 8383 or by mail to the Fund at 150 Broadhollow Road, Melville, N.Y. 11747.

The funds most recent semiannual or annual report is available to shareholders upon request.

                           PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the fund must be received by the Fund for inclusion in its proxy statement and form of proxy relating to that meeting by April 1, 1999.


Dated: July 31, 1998:                       By order of the Directors
Melville, New York                          Maurice L. Schoenwald, Secretary

         {THIS IS YOUR BALLOT FORM - PLEASE COMPLETE, SIGN AND RETURN}

                          NEW ALTERNATIVES FUND, INC.
                   150 BROADHOLLOW ROAD, MELVILLE, N.Y. 11747

                                     PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

We prefer that you mark appropriate boxes in dark ink with an "X."

The undersigned shareholder hereby appoints David J. Schoenwald and Maurice L. Schoenwald as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on this form all shares owned directly and or beneficially of New Alternatives, Fund, Inc. (the Fund) held of record by the undersigned on the 31th of July 1998 at the annual meeting of shareholders of the Fund to be held on September 25th, 1998 at 7:30 P.M. or any adjournment thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 [ALL DIRECTORS] 2, 3, 4 AND 5.

ITEM 1.  Election of Directors

A.  For all nominees listed below                    {  }

B.  Withhold authority to vote for all the
nominees listed below                                {  }

C. For all nominees, except those whose names which are stricken out by striking a line through the nominee`s name in the list below. { }

Maurice L. Schoenwald - David J Schoenwald - Daniel Wolfson -Lee Clayton - Arthur G. Kaplan - Sharon Reier - Dorothy Wayner - Dudley Clayton

ITEM 2. Proposal to ratify the selection of Kenneth D. Katz P.C., C.P.A. as the independent certified public accountant for the Fund

FOR       AGAINST       ABSTAIN

{  }        {  }           {  }

ITEM 3.  Approve eliminating requirement of investing in only U.S. companies

FOR       AGAINST       ABSTAIN

{  }        {  }           {  }

                         PLEASE TURN OVER AND COMPLETE

ITEM 4. Approve ending the distinctions between stock exchanges.

FOR       AGAINST       ABSTAIN

{  }        {  }          {  }

5. In the discretion of the said named proxies to vote upon such other business as may properly come before the meeting or any adjournment thereof.
                              ===================

Please sign exactly as your name appears on the mailing. When shares are held by joint tenants both should sign. When signing as an attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                  Dated :........................, 1998


                  X.........................................................
                  Signature


                  X.........................................................
                  Signature if held jointly


THIS YEAR IS THE FIRST TIME WE HAVE SOUGHT TO MAKE A SIGNIFICANT CHANGE IN OUR FUND REGULATIONS. HELP US AVOID THE BURDEN OF CALLING SHAREHOLDERS AND SOLICITING VOTES TO MAKE A SUFFICIENT MAJORITY.

PLEASE REMEMBER TO SIGN, DATE AND RETURN THE PROXY, USING THE ENCLOSED ENVELOPE.

NOTE: It has been a custom for many shareholders to include a note with the return of the proxy statement commenting on our investments or any other matter relevant to the fund. We read all such notes with great interest and discuss them at the annual meeting.

                           ------------------------